SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 18, 2003

Date of Report (Date of earliest event reported)

NeoRx Corporation

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliot Avenue West, Suite 500, Seattle, WA		98119
(Address of principal executive offices)		(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.                                   Other Events

On December 18, 2003, NeoRx Corporation announced announced that it has sold to Trace Radiochemical, Inc. certain NeoRx real estate and associated equipment located adjacent to its Denton, Texas manufacturing facility for $950,000.  In connection with the sale, NeoRx also transferred to Trace its interest under a lease of a cyclotron that is housed on the property.

Item 7.                                   Exhibits

99.1           Press Release of NeoRx Corporation, dated December 18, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoRx Corporation

Dated: December 19, 2003	By	/s/ Melinda G. Kile
Melinda G. Kile
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 18, 2003